SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(A) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]    Preliminary Proxy Statement
[  ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[X ]    Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                            SONOMAWEST HOLDINGS, INC.
                      -------------------------------------
                (Name of Registrant as Specified in Its Charter)
            ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X ]    No   fee required.

[  ]    Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

          (1)  Title of each class of securities to which  transaction  applies:
               N/A

          (2)  Aggregate number of securities to which transaction applies: N/A

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               N/A

          (4)  Proposed maximum aggregate value of transaction: N/A

          (5)  Total fee paid: N/A

[  ]     Fee  paid previously with preliminary materials.


[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount Previously Paid: N/A

          (2)  Form, Schedule or Registration Statement No.: N/A

          (3)  Filing Party: N/A

          (4)  Date Filed: N/A

                            SONOMAWEST HOLDINGS, INC
                  2064 Highway 116 North o Sebastopol, CA 95472
                    Ph: (707) 824-2001 o Fax: (707) 829-4630
                           --------------------------

                           NOTICE OF ANNUAL MEETING OF
                        SHAREHOLDERS AND PROXY STATEMENT

                                October 31, 2001
                           ---------------------------



To the Shareholders of SonomaWest Holdings, Inc.:

     Notice is hereby given that the Annual Meeting of the Shareholders of SonomaWest Holdings, Inc. (the "Company") will be held on Wednesday, October 31, 2001 at 9:00 a.m., local time, at 333 Bush Street, 17th Floor, San Francisco, California 94104 for the following purposes:

     1. To elect four directors to serve until the 2002 Annual Meeting of Shareholders or until their respective successors are elected and qualified.

     2. To approve the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending June 30, 2002.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on September 14, 2001 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder has returned a proxy.


                                  By Order of the Board of Directors,


                                  Roger S. Mertz
                                  Secretary

Sebastopol, California
October 5, 2001

                            SONOMAWEST HOLDINGS, INC
                  2064 Highway 116 North o Sebastopol, CA 95472
                    Ph: (707) 824-2001 o Fax: (707) 829-4630
                           --------------------------

                                 PROXY STATEMENT

                       For Annual Meeting of Shareholders
                         October 31, 2001, at 9:00 a.m.

INFORMATION CONCERNING VOTING AND SOLICITATION

General

     This Proxy Statement is furnished by the Board of Directors of SonomaWest Holdings, Inc. (the "Company") to solicit Shareholder Proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, October 31, 2001, at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 333 Bush Street, 17th Floor, San Francisco, California.

     The mailing of these proxy solicitation materials and the Company's Annual Report to Shareholders for the year ended June 30, 2001 commenced on or about October 5, 2001.

Voting

     The Board of Directors has fixed the close of business on September 14, 2001 as the Record Date for the determination of Shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the Record Date, 1,024,492 shares of the Company's common stock were issued and outstanding, and no shares of any other class of stock were outstanding.

     Each Shareholder on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting, except for the election of Directors. In the election of Directors, however, Shareholders have cumulative voting rights, which means that each Shareholder is entitled to a number of votes equal to the number of his or her shares multiplied by the number of Directors to be elected (four). A Shareholder may cast all of his or her votes for a single candidate, or may distribute votes among as many candidates as he or she may see fit. No Shareholder may cumulate votes for a candidate, however, unless the name(s) of the candidate(s) have been placed in nomination prior to the voting and the Shareholder has given notice at the Meeting, prior to the voting, of the intention to cumulate votes. If one Shareholder has already given such a notice, all Shareholders may cumulate their votes for candidates in nomination without further notice.

     The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will have the same effect as negative votes.
Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. All properly executed proxies that are not revoked will be voted at the meeting in accordance with the instructions contained therein.

Revocability of Proxies

     Any person giving a proxy in the form accompanying this statement has the power to revoke such proxy at any time before it is voted. The proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office a written notice of revocation or a duly executed proxy bearing a later date, or by filing written notice of revocation with the secretary of the meeting prior to the voting of the proxy, or by attending the meeting and voting in person.

Solicitation

     The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy card, and any additional material furnished to Shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

Shareholder Proposals for Next Annual Meeting

     Proposals of Shareholders that are intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Company no later than June 14, 2002 in order to be included in the proxy statement and proxy relating to that meeting. Shareholders wishing to present a proposal in person must give the Company written notice of their proposal no later than August 19, 2001.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     At the Annual Meeting, four Directors are to be elected by the Shareholders to serve until the next Annual Meeting or until the election and qualification of their successors. The Board's proxy holders (named on the enclosed Proxy card) intend to vote all shares for which Proxies are granted to elect the four nominees selected by the Company's Board of Directors and intend to vote such shares cumulatively if necessary to elect some or all of such nominees.

     If any of the Board's nominees refuses or is unable to serve as a Director (which is not now anticipated), the Board's proxy holders intend to nominate and vote for such other person(s) as they believe will best serve the interests of the Company. Any Shareholder may nominate a candidate for Director from the floor at the Meeting. Such nominee must consent to serve, if elected, prior to voting on his or her name. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

     The four nominees for Director who receive the most affirmative votes will be elected Directors. Votes withheld shall have no effect on the election result, though applicable securities laws and regulations may require that the number of such votes subsequently be disclosed to the Company's Shareholders under certain circumstances.

             MANAGEMENT RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES
                            FOR DIRECTOR NAMED BELOW

Nominees

     The table below indicates the respective nominee's position with the Company, age, and year in which he first became a Director.


Name, Position and Background                                                           Age        Director Since
------------------------------                                                         -----       ---------------

Gary L. Hess,  President,  Chief  Executive  Officer,  Chief  Financial  Officer  and    49             1996
Director.  Mr. Hess was elected  President and Chief Executive Officer of the Company
on May 1, 1996 and Chief Financial  Officer on June 14,  1999. Prior thereto he was a
Senior  Vice  President  of Dole Food  Company,  Inc.  (fresh  and  processed  fruit)
(1993-1996);  President of Cadace Enterprises, Inc. (water conservation products) and
The Marketing Partnership 1992-1993;  and Director of Marketing, E. & J. Gallo Winery
(wine and distilled spirits) (1987-1992).

Roger S. Mertz,  Director.  Mr. Mertz is an  attorney-at-law.  He is a partner of the    57             1993
California  law firm of Allen  Matkins  Leck Gamble & Mallory  LLP.  Prior to October
1999, Mr. Mertz was a member of the San Francisco,  California law firm of Severson &
Werson.

Fredric  Selinger,  Director.  Mr. Selinger is Senior Managing  Director of Corporate    62             1999
Finance  of  Sutter  Securities,   Incorporated   (private   investment  banking  and
consulting).  Prior to March 1995,  Mr.  Selinger  was  Managing  Director of Jackson
Square Capital Corp. (private investment banking and consulting).

David J. Bugatto,  Director.  Mr. Bugatto is President and Chief Executive Officer of    37             2001
Alleghany  Properties,  Inc.  (real  estate  investments)  which is a  subsidiary  of
Alleghany Corporation, a publicly traded corporation on the NYSE.

----------------------

(1) Appointed by the Board of Directors on March 15, 2001.

Board Committees and Meetings

     The Board of Directors met 10 times during the fiscal year ending June 30, 2001 and no director attended fewer than 75% of the meetings of the Board of Directors or its committees upon which such Director served. The Company's Board of Directors has authorized two standing committees.

     Compensation and Retirement Savings Committee. The functions of the Compensation and Retirement Savings Committee are to develop and recommend to the full Board compensation arrangements, including bonuses, and stock options for Executive Officers and other key employees; to advise the chief executive officer on policy matters concerning officers' compensation; to direct the management of the Company's Retirement, Savings and Profit Sharing Plan; and to administer the 1996 Stock Option Plan, as amended. The members of the committee are Messrs. Mertz, Selinger and Bugatto. The Compensation and Retirement Savings Committee held one meeting during the fiscal year.

     Audit Committee. The function of the Audit Committee is to recommend to the full Board the accounting firm to be retained as the Company's independent auditors and the price to be paid to the firm, and to consult with the auditors regarding the plan of audit, the results of the audit and the audit report, and the adequacy of internal accounting controls. The members of the committee are Messrs. Mertz (Chairman), Selinger and Bugatto (from May 15, 2001). The Audit Committee held one meeting during the fiscal year.

     The full Board acts as the nominating committee for the Directors of the Company.

Compensation of Directors

     Employee Director Compensation. Directors who are also employees of the Company are not specifically compensated for duties as directors. See "Executive Compensation."

     Non-Employee Director Compensation. Directors who are not employees of the Company receive $900 per quarter for serving as Directors, $600 for each Board or committee meeting attended, and $400 for each telephone call Board meeting ($200 if less than 30 minutes). Directors' fees paid by the Company during fiscal year 2001 totaled $29,641.60. In connection with their services to the Company, on July 17, 2001, Messrs. Mertz, Selinger and Stapleton received a fully vested non-qualified stock option to purchase 5,000 shares of the Company's Common Stock at $7.48 per share and Mr. Bugatto received a fully vested non-qualified stock option to purchase 10,000 shares of the Company's Common Stock at $7.48 per share.



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following tables, based in part upon information supplied by officers, directors and principal Shareholders, set forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 14, 2001, by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers whose aggregate compensation exceeded $100,000 for the fiscal year ended June 30, 2001, (collectively, the "Named Executive Officers"), (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Voting power is the power to vote or direct the voting of securities, and investment power is the power to dispose of or direct the disposition of securities.

Security Ownership of Certain Beneficial Owners

                                   Shares of Common Stock Beneficially Owned (a)
                                   -----------------------------------------
Name and Address of Beneficial Owner        Number           Percent
------------------------------------        ------           -------
Craig R. Stapleton                          422,334(b)       40.8%
281 Lake Avenue
Greenwich, CT  06830

(a)  Security  ownership   information  for  beneficial  owners  is  taken  from
     statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the company. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 14, 2001 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 1,024,492 shares of common stock outstanding as of September 14, 2001.

(b) Includes 279,866 shares owned directly by Mr. Stapleton or trusts for the benefit of Mr. Stapleton, 10,000 shares issuable upon the exercise of stock options, 45,480 shares as trustee of a trust for the benefit of his children and certain other relatives and to which Mr. Stapleton disclaims any beneficial interest, and 86,988 shares owned by Mr. Stapleton's wife and children to which Mr. Stapleton disclaims any beneficial interest.

Security Ownership of Directors and Executive Officers

     The table below presents the security ownership of the Company's Directors, Named Executive Officers, and all directors and executive officers as a group as of September 14, 2001.

                                                   Shares Beneficially Owned (a)
                                                   -------------------------
  Name of Beneficial Owner                        Number               Percent
  ------------------------                        ------               -------
  Gary L. Hess                                  119,731(b)              10.7%
  Roger S. Mertz                                 42,110(c)               4.1%
  Fredric Selinger                               12,000(d)               1.2%
  Craig R. Stapleton                            422,334(e)(f)           40.8%
  David J. Bugatto                               10,000(g)                *
  ------------------------------
  All directors and executive
  officers as a group                            633,357                54.9%
  ------------------------------

* Does not exceed 1% of the referenced class of securities.

(a) Shares listed in this column include all shares held by the named individuals and all directors and executive officers as a group in their own names and in street name and also includes all shares allocated to the accounts of the named individuals and all directors and executive officers as a group under the Company's Employee Stock Purchase Plan. Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the company. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 14, 2001 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 1,024,492 shares of common stock outstanding as of September 14, 2001.
(b) Includes 30,257 shares owned directly and 89,474 shares issuable upon the exercise of stock options.
(c) Includes 29,955 shares owned directly, 10,000 shares issuable upon the exercise of stock options, and 2,155 shares held by Mr. Mertz as trustee and to which Mr. Mertz disclaims any beneficial interest.
(d) Includes 2,000 shares owned directly and 10,000 shares of issuable upon the exercise of stock options.
(e) Mr. Stapleton resigned on August 17, 2001 as Director upon his appointment as United States Ambassador to the Czech Republic.
(f) Includes 279,866 shares owned directly by Mr. Stapleton or trusts for the benefit of Mr. Stapleton, 10,000 shares issuable upon the exercise of stock options, 45,480 shares as trustee of a trust for the benefit of his children and certain other relatives and to which Mr. Stapleton disclaims any beneficial interest, and 86,988 shares owned by Mr. Stapleton's wife and children to which Mr. Stapleton disclaims any beneficial interest.
(g)  Includes 10,000 shares issuable upon the exercise of stock options.

                             EXECUTIVE COMPENSATION

Summary Compensation of Named Executives

     The Summary Compensation Table shows certain compensation information for the Chief Executive Officer and each of the four other most highly compensated executive officers whose aggregate compensation exceeded $100,000 for the fiscal year ended June 30, 2001, (collectively, the "Named Executive Officers"). Compensation data is shown for the fiscal years ended June 30, 2001, 2000, and 1999. This information includes the dollar value of base salaries, bonus awards, the number of SARs granted, and certain other compensation, if any, whether paid or deferred.


                                                Summary Compensation Table(a)
========================================================================================================================
                                                                                     Long Term
                                                                                    Compensation         All Other
                                                 Annual Compensation                   Awards         Compensation

Name and Principal Position           Year        Salary($)      Bonus($)      Options/SARs (#)                  ($)
---------------------------           ----        ---------      --------   -------------------          -----------

Gary L. Hess(b)                       2001           176,004       -0-               -0-                 15,455(c)
   President and Chief Executive      2000           176,016     17,600              -0-                 21,724(d)
   Officer
                                      1999           178,670       -0-               -0-                 19,268(e)

--------------------------------------------

(a) Amounts shown include cash and non-cash compensation earned with respect to the year shown above.
(b) Effective October 31, 2001, Mr. Hess will resign as President, Chief Executive Officer and Chief Financial Officer of the Company.
(c) The Company contributed $8,255 with respect to the 401(k) plan and a $7,200 car allowance.
(d) The Company contributed $14,084 with respect to the 401(k) plan, $428 for a life insurance benefit, $12 for a group term life insurance payment, and a $7,200 car allowance.
(e) The Company contributed $11,640 with respect to the 401(k) plan, $428 for a life insurance benefit, and a $7,200 car allowance.


Incentive and Remuneration Plans

Stock Appreciation Rights Plan

     In 1985, the Shareholders of the Company approved the adoption of a Stock Appreciation Rights Plan (the "SAR Plan"). The SAR Plan was adopted to reward participants for past services and to encourage them to remain in the Company's service by offering participants an opportunity to participate in any appreciation in the market value of the Company's common stock. There were no participants in the SAR Plan in fiscal year ended June 30, 2001. The SAR Plan was terminated effective September 30, 2001.

Employee Bonus Plan

     The Company maintains an Employee Bonus Plan as an incentive to key employees of the Company. The bonus an employee receives is dependent on individual performance and level of responsibility as well as the achievement by the Company of a threshold level of return on shareholders' equity. In fiscal year ended June 30, 2001, $16,119.89 in bonuses were earned under the bonus plan. The bonus plan was terminated effective September 30, 2001.

401(k) Savings Plan

     During the fiscal year ended June 30, 2001, the Company maintained a savings plan that qualified as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the 401(k) Plan, participating employees were able to defer a percentage of their eligible pretax earnings up to the Internal Revenue Service's annual contribution limit. All employees on the United States payroll of the Company age 21 years or older were eligible to participate in the 401(k) Plan. The 401(k) plan was terminated effective September 30, 2001.

Stock Participation and Option Plans

1994 Employee Stock Purchase Plan

     In 1994, the Shareholders approved the adoption of the 1994 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, all employees, including executive officers, were entitled to purchase shares of the Company's common stock at a discount of 15% from the market price of the shares. The maximum aggregate number of shares to be offered under the Stock Purchase Plan was 100,000 shares of the Company's common stock. In fiscal year ended June 30, 2001, 1,156 shares were issued under the Stock Purchase Plan. As of June 30, 2001, approximately 63,156 shares of the Company's common stock had been issued under the Stock Purchase Plan. The Stock Purchase Plan was terminated effective September 30, 2001.

1996 Stock Option Plan, as amended

     The Company's 1996 Stock Option Plan, (the "Option Plan") which was approved by the Shareholders at the 1996 Annual Meeting, is intended to advance the interests of the Company by inducing persons of outstanding ability and potential to join and remain with the Company by enabling them to acquire proprietary interest in the Company. The Option Plan was adopted for the principal purpose of assisting the Company in recruiting a new President and Chief Executive Officer of the Company. An amendment to the Option Plan increasing the number of shares available for issuance under the Option Plan to 275,000 was approved by the Shareholders at the 1999 Annual Meeting. A total 15,000 options were granted under the Option Plan in fiscal year 2001. As of September 13, 2001, options to purchase 108,074 shares have been issued under the Option Plan.

     General. The Option Plan provides for the granting of two types of options:
"incentive stock options" and "non-qualified stock options." The incentive stock options only are intended to qualify as "incentive stock options" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended. The Option Plan is not qualified under Section 401(a) of the Internal Revenue Code nor is it subject to the provisions of ERISA. Options may be granted under the Option Plan to all key employees and to non-employee consultants of the Company; provided, however, that incentive stock options may only be granted to employees and not to any non-employee consultants.

     Administration. Administration of the Option Plan is by the Company's Compensation and Retirement Savings Committee which has the power, subject to the terms of the Option Plan, to grant options, determine the option price and term of each option, and the persons to whom and the time or times at which options shall be granted.

     Option Terms. The maximum term of each option is ten years. Options granted under the Option Plan generally terminate three months after the optionee ceases to be employed by the Company, a parent or subsidiary, except if termination is due to the employee's permanent and total disability, in which event the option may be exercised within a year of termination. In the event of the employee's death, the employee's estate has 12 months to exercise the option.

     Changes in Stock and Effect of Certain Corporate Events. If there is any change in the Common Stock subject to the Option Plan or subject to any option granted under the Option Plan, whether through merger, consolidation, reorganization, recapitalization, dividend or otherwise, the Option Plan provides that an appropriate adjustment be made by the Committee to the aggregate number of shares subject to the Option Plan and the number of shares and the price per share of stock subject to the outstanding options. In the event of dissolution, liquidation or specified types of merger of the Company, the options granted under the Option Plan terminate unless the surviving entity assumes the outstanding options or substitutes similar options.

     Amendment and Termination. The Board of Directors may amend or terminate the Option Plan at any time, except that any amendment which would (i) materially increase the benefits accruing to participants, or (ii) materially modify the eligibility requirements will only be effective if approved by the Company's shareholders within 12 months before or after adoption. Unless terminated earlier, the Option Plan will terminate on March 15, 2006.

     Federal Income Tax Consequences. Incentive stock options granted under the Plan are intended to be eligible for the favorable income tax treatment accorded incentive stock options under Section 422 of the Internal Revenue Code. Non-qualified stock options granted under the Option Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

Option Grants in Last Fiscal Year

     The following table sets forth information with respect to the stock options granted from July 1, 2000 to June 30, 2001 to the Named Executive Officers under the Option Plan. No additional options were granted to the Named Executive Officers after June 30, 2001 and prior to the date of this Proxy Statement.

Name                        Options Granted            Dollar Value ($)
----                        ---------------            ----------------
Gary L. Hess                     -0-                          -0-

Employment Contracts

     The Company entered into an Employment Agreement with Mr. Hess dated March 14, 1996, pursuant to which Mr. Hess is employed by the Company as its President, Chief Executive and Financial Officer. Under the agreement, Mr. Hess is entitled to an annual base salary, which is subject to annual review, a discretionary incentive bonus, and other requirements as may be agreed. Additionally, Mr. Hess was granted an option to purchase 89,474 shares of the Company's Common Stock at $5.00 per share, the fair market value of a share of the Company's Common Stock on May 1, 1996. The options were granted pursuant to the Company's 1996 Stock Option Plan. Under the agreement, Mr. Hess serves at will. On June 20, 1999, the Company and Mr. Hess amended the Employment Agreement such that in the event of termination of his employment by the Company prior to June 17, 2002, for any reason other than cause or other than upon resignation, Mr. Hess is entitled to continued salary at the salary provided above for that number of months which remain between the date of termination and June 17, 2002, but not less than six. The Employment Agreement has been superseded by a Separation Agreement dated July 17 , 2001.

     The Company entered into a Separation Agreement with Mr. Hess dated July 17, 2001. Under the agreement, effective September 1, 2001 until October 31, 2001, Mr. Hess will serve in a part-time capacity as the Company's President and Chief Financial Officer. During such period Mr. Hess will be paid $3,053.33 per month for his services as part-time President and Chief Financial Officer. On October 31, 2001, Mr. Hess will resign as the Company's President, Chief Executive Officer and Chief Financial Officer. Effective September 1, 2001 through January 2004, the Company will pay Mr. Hess $12,500 per month as a severance fee. In addition, the Company has agreed to extend the term of 89,474 vested options which were previously granted to Mr. Hess until January 29, 2002. If Mr. Hess decides to exercise any of these options, the Company will loan the full amount of the exercise price to Mr. Hess pursuant to the terms of a secured loan agreement, the form of which has been agreed to by Mr. Hess and the Company. The Company also granted to Mr. Hess the following two alternative options regarding the business property and operations of Perma-Pak: (1) from July 17, 2001 through December 31, 2002, the Company will designate Mr. Hess the exclusive representative to sell any of the remaining Perma-Pak finished goods inventory, production equipment and intellectual property; or (2) from July 17, 2001 through December 31, 2002, Mr. Hess may purchase the Perma-Pak business, including all then existing Perma-Pak finished goods inventory, production equipment and intellectual property for a purchase price of $250,000. If Mr. Hess chooses the first option, Mr. Hess would receive a commission of 7% of the net purchase price for the first $250,000 received by the Company from sales and 50% commission of the net purchase price received by the Company from sales above the initial $250,000.

Consulting Agreement between Mr. Hess and Tree Top, Inc.

     As part of the Company's asset sale of its apple product lines to Tree Top, Inc., Mr. Hess entered into a three-year consulting and non-competition agreement with Tree Top as of June 17, 1999. The consulting agreement provides for payments to Mr. Hess in the amount of $833 per month in return for consulting and advisory services concerning the product lines sold to Tree Top. It is estimated that Mr. Hess' consulting services will average 5 hours per month, and in no event will exceed 10 hours per month. During the term of the agreement, Mr. Hess has agreed not to directly or indirectly own, manage, control, participate in, perform services for or otherwise carry on a business competitive with the apple product lines anywhere in the world.

Consulting Agreement between the Company and Mr. Bugatto

        On July 17, 2001 the Company entered into a Consulting Agreement with David J. Bugatto, a director. Pursuant to the agreement Mr. Bugatto will provide consulting services to the Company in connection with its real estate business for a monthly fee of $2,500. The agreement is retroactive to April 1, 2001.

              COMPENSATION AND RETIREMENT SAVINGS COMMITTEE REPORT

     This report is provided by the Compensation and Retirement Savings Committee of the Board of Directors (the "Committee") to assist shareholders in understanding the Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers. The Committee, made up of non-employee Directors, is responsible for establishing and administering the Company's executive compensation program.

     The Company's executive compensation program is designed to motivate, reward, and retain the management talent needed to achieve its business objectives and maintain its competitiveness during the Company's strategic reorientation to a real estate investment and management business. It does this by utilizing competitive base salaries that recognize a philosophy of career continuity and by rewarding exceptional performance and accomplishments that contribute to the Company's success.

Compensation Philosophy and Objective

     The philosophical basis of the compensation program is to pay for performance and the level of responsibility of an individual's position. The Committee finds greatest value in executives who possess the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the Named Executive Officers, are based on the same criteria. These include quantitative factors that reflect improvements in the Company's short and long-term financial performance, as well as qualitative factors which reflect the strength of the Company over the long term, such as demonstrated leadership skills and the ability to deal quickly and effectively with difficulties which sometimes arise.

     The Committee believes that compensation of the Company's key executives should:

1.   Link rewards to business results and shareholder returns;
2. Encourage creation of shareholder value and achievement of strategic objectives;
3. Maintain an appropriate balance between base salary and short-and long-term incentive opportunity;
4. Attract and retain, on a long-term basis, highly qualified executive personnel; and
5. Provide total compensation opportunity that is competitive with that provided by competitors in the food processing industry, taking into account relative company size and performance as well as individual responsibilities and performance.

Key Elements of Executive Compensation

     The Company's  executive  compensation  program consists of three elements:
Base Salary, Short-Term Incentives and Long-Term Incentives. Payout of short-term incentives depends on corporate performance. Payout of the long-term incentives depends on performance of the Company's stock.

     Base Salary. A competitive base salary is crucial to support the philosophy of management development and career orientation of executives. Salaries are targeted to pay level with the Company's competitors and companies having similar capitalization, revenues, etc. Executive salaries are reviewed annually. Assessment of an individual's relative performance is made annually based on a number of quantitative factors such as stock price, earnings and revenues, as well as qualitative factors which include initiative, business judgment, technical expertise, and management skills.

     Short-Term Incentive. Short-term awards to executives are made in cash to recognize contributions to the Company's business during the past year. The Company maintained during the fiscal year ended June 30, 2001 an Employee Bonus Plan as an incentive for certain key employees of the Company. The bonus an executive received was dependent on individual performance and level of responsibility. The Employee Bonus Plan was terminated effective September 30, 2001.

     Long-Term Incentive. Long-term incentive awards provided by shareholder-approved compensation programs are designed to develop and maintain strong management through share appreciation awards. The Company's 1985 Stock Appreciation Rights Plan created incentives for executives and other key employees by providing them with an opportunity to indirectly participate in the appreciation in the market value of the Company's common stock. The 1994 Employee Stock Purchase Plan permitted all employees, including executive officers, to purchase shares of the Company's common stock at a discount of 85% of the market value on the first or last business day of the quarterly offering period, whichever is lower. The 1985 Stock Appreciation Rights Plan and 1994 Employee Stock Purchase Plan were terminated effective September 30, 2001. The 1996 Stock Option Plan, as amended, provides for the granting to employees of incentive stock options, which promotes the long-term interests of the Company's Shareholders.

2001 Chief Executive Officer Compensation

     For the fiscal year ending June 30, 2001, Mr. Hess' base salary was $176,004. Mr. Hess received a total of $8,255 as a contribution to the Company's 401(k) plan and Profit Sharing Plan (terminated effective September 30, 2001). The Committee believes Mr. Hess' total compensation package is appropriate for Mr. Hess' level of responsibility and is well within competitive practice. The Committee also believes the compensation is appropriate to the Company's financial performance during the year.

Compensation Committee Interlocks and Insider Participation

     For the fiscal year ended June 30, 2001, the Compensation Committee consisted of Messrs. Stapleton (resigned effective August 17, 2001), Mertz and Selinger, none of whom is an employee of the Company. The San Francisco law firm of Allen Matkins Leck Gamble & Mallory LLP, of which Mr. Mertz is a partner, served as the Company's legal counsel during fiscal year 2001.



Compensation Committee:
    Roger S. Mertz
    Fredric Selinger

                          SHARE INVESTMENT PERFORMANCE

     The following graph compares the total return performance of the Company for the periods indicated with the performance of the Russell 2000 Index and the performance of a Peer Index comprised of the publicly traded stocks of Crescent Operating Inc., Focal Corp., Monmouth Capital Corp., Omega Worldwide, Inc., Regency Equities Corp., Sarnia Corp., and SonomaWest Holdings, Inc. The Company's shares are traded over-the-counter on the NASDAQ National Market under the symbol "SWHI". Three of the companies in the Peer Group have market capitalizations greater than the Company and three have market capitalizations less than the Company. The Russell 2000 Index is comprised of the publicly traded stocks of the 2,000 smallest companies included in the Russell 3,000 Index, which includes the publicly traded stocks of the 3,000 largest companies. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.


[The table below represents the line graph in the printed piece.]



Year (June 30)                        1996         1997         1998        1999         2000         2001
--------------                        ----         ----         ----        ----         ----         ----
SonomaWest Holdings, Inc.             100          92.86       152.38      185.71        116.67      133.71
Russell 2000                          100         116.33        135.53     137.56       157.27       158.30
Peer Group                            100         172.83        220.68     182.69       183.26       308.18


                                   PROPOSAL 3
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has selected Arthur Andersen LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending June 30, 2002. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

     The affirmative vote of the holders of a majority of the shares of common stock voting in person or by proxy on this proposal is required to ratify the appointment of the independent auditors.

Audit Fees

     The aggregate fees billed for professional services rendered by Arthur Andersen LLP for its audit of the Company's annual financial statements for the fiscal year ending June 30, 2001, and its review of the financial statements included in the Company's Forms 10-Q for that fiscal year, were $64,500.

Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP billed no fees to the Company for financial information systems design and implementation services during the most recent fiscal year.

All Other Fees

     The aggregate fees billed to the Company for all other services rendered by Arthur Andersen LLP for the most recent fiscal year were $31,400. These fees related primarily to tax compliance.

Audit Committee Report

     The following Report of the Audit Committee does not constitute material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as to information concerning the auditors' allocation of time and fees and consideration of their impact (if any) on independence and to the extent that the Company specifically incorporates this Report by reference therein.

To the Board of Directors of SonomaWest Holdings, Inc.:

     Our Committee has reviewed and discussed with management of the Company and Arthur Andersen LLP, the independent auditing firm of the Company, the audited financial statements of the Company as of June 30, 2001 (the "Audited Financial Statements"). In addition, we have discussed with Arthur Andersen LLP the matters required by Codification of Statements on Auditing Standards No. 61.

     The Committee also has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

     Management is responsible for the Company's internal controls and the financial reporting process. Arthur Andersen LLP is responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee has adopted a charter. Our securities are quoted on the Nasdaq National Market and are governed by its listing standards. All members of the Audit Commitment, with the exception of Roger Mertz, meet the independence standards under Rule 4200(a)(15) of the Marketplace Rules contained in the National Association of Securities Dealers Manual. Mr. Mertz is a partner at the San Francisco law firm of Allen Matkins Leck Gamble & Mallory LLP, which firm served as the Company's legal counsel during the fiscal year 2001. However, in accordance with Rule 4350, the Board of Directors determined that the appointment of Mr. Mertz to the Audit Committee was in the best interests of the Company and the shareholders based on his past experience as chairman of the Audit Committee and his financial background and expertise.

     The Audit Committee of the Board of Directors has considered the effect that provision of the services described under "All Other Fees" may have on the independence of Arthur Andersen LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Arthur Andersen LLP as the Company's principal auditors.

     Based on the foregoing review and discussions and a review of the report of Arthur Andersen LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2001.

Members of the Audit Committee:
    Roger S. Mertz
    Fredric Selinger
    David J. Bugatto

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
           APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year ended June 30, 2001 all filing requirements applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with except that Mr. Stapleton filed late two Forms 4, Mr. Hess filed late one Form 4 and Mr. Mertz filed late one Form 5 which disclosed stock options acquired in fiscal year 2000.

Availability of 10-K Report

THE COMPANY WILL FILE ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2001 WITH THE SECURITIES EXCHANGE COMMISSION ON OR BEFORE SEPTEMBER 28, 2001. A COPY OF THE REPORT, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES, AND A DESCRIBING ANY EXHIBITS NOT CONTAINED THEREIN, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER. THE EXHIBITS ARE AVAILABLE UPON PAYMENT OF CHARGES WHICH APPROXIMATE THE COMPANY'S COST OF REPRODUCTION OF THE EXHIBITS. REQUESTS FOR COPIES OF THE REPORT SHOULD BE SENT TO THE OFFICE OF THE CORPORATE SECRETARY AT THE MAILING ADDRESS OF THE COMPANY LISTED ON PAGE ONE OF THIS PROXY STATEMENT.

                                  OTHER MATTERS

     The Board of Directors presently knows of no other matter that may come before the Annual Meeting. If any other matters should properly come before the Meeting, however, the Board's proxy holders intend to vote on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors



                                   Roger S. Mertz
                                   Secretary

Dated:  October 5, 2001

                            SONOMAWEST HOLDINGS, INC.

                             2064 Highway 116 North
                          Sebastopol, California 95472

                                      PROXY

     This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Gary L. Hess and Roger S. Mertz, or either of them, with full power of substitution, as Proxies of the undersigned to attend the Annual Meeting of Shareholders of SonomaWest Holdings, Inc. to be held on Wednesday, October 31, 2001 at 9:00 a.m., local time, at 333 Bush Street, 17th Floor, San Francisco, California 94104, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated below.

1.   Election  of four  directors  to serve  until the 2002  Annual  Meeting  of
     Shareholders  or  until  their   respective   successors  are  elected  and
     qualified.

     [  ] FOR all nominees listed below          [  ] WITHHOLD AUTHORITY
          (except as marked to the                    to vote for all nominees
           contrary below)                            listed below

          (Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

           Gary L. Hess;  Roger S. Mertz;  Fredric Selinger;  David J. Bugatto

2. Approval of appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending June 30, 2002.

         [  ] FOR the appointment                  [  ] AGAINST the appointment

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     The undersigned hereby acknowledge receipt of (a) Notice of Annual Meeting of Shareholders to be held October 31, 2001, (b) the accompanying Proxy Statement, and (c) the Annual Report of the Company for the fiscal year ended June 30, 2001.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR proposals one and two.

     Please sign exactly as signature appears on this proxy card. Executors, administrators, traders, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

Dated:  _______________, 2001                  ---------------------------------
                                                   Signature



                                               ---------------------------------
                                                   Signature